Exhibit 4.2

[FORM OF SENIOR FIXED RATE DISCOVER FINANCIAL SERVICES INTERNOTE]

Senior Fixed Rate Discover Financial Services InterNote

REGISTERED	REGISTERED
No.	[ ][1]
CUSIP:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this registered global note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

[1]	Insert Principal Amount.

DISCOVER FINANCIAL SERVICES

SENIOR FIXED RATE DISCOVER FINANCIAL SERVICES INTERNOTE

ORIGINAL ISSUE DATE:	INTEREST RATE:	MATURITY DATE:
%

ISSUE PRICE (expressed as a percentage aggregate principal amount): [100]%	INTEREST PAYMENT DATE(S):

INTEREST PAYMENT PERIOD:	DAY COUNT CONVENTION: [30/360]

INITIAL REDEMPTION DATE:	REDEMPTION PERCENTAGE:

OPTIONAL REPAYMENT DATE(S):

SURVIVOR’S OPTION: ☐ Yes (If yes, the attached Survivor’s Option Rider is incorporated into this Note)

OTHER PROVISIONS:

Discover Financial Services, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of                      on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Issuer may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer), or at the office or agency of such other Paying Agent as the Issuer may determine.

Interest on this Note will accrue initially from the Original Issue Date and thereafter will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for and thereafter will accrue until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Note) is registered at the close of business on the fifteenth calendar day immediately preceding such interest payment date (whether or not a business day) (each such date a “Record Date”); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any redemption or repayment date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:	DISCOVER FINANCIAL SERVICES

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Senior Indenture.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of Discover Financial Services InterNotes, having maturities from nine months or more from the date of issue (the “Notes”) of the Issuer. The Notes are issuable under a Senior Indenture, dated as of June 12, 2007 between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed U.S. Bank National Association, at its corporate trust office in The City of New York, as the Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

This Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified above (the “Redemption Date”). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Issuer prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Issuer at the applicable Redemption Percentage set forth above together with interest thereon payable to the Redemption Date, on notice given to the holder of this Note not more than 30 nor less than 10 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder of this Note upon the surrender hereof.

Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Issuer must receive at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, at least 10 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled “Option to Elect Repayment” on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company in the United States which must set forth the name of the holder of the Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse hereof, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a member of a national securities exchange or a member of FINRA, or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Issuer by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier redemption or repayment date), as the case may be. [Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.]

In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof, unless otherwise indicated on the face thereof.

The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Senior Indenture provides that if an Event of Default (as defined in the Senior Indenture) applicable to the debt securities of any series shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Securities of any series issued under the Senior Indenture then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of such series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any holder to institute suit for the payment thereof or, if the Security provides therefore, any right of repayment at the option of the security holder, or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the holders of which is required for any such supplemental indenture.

Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Senior Indenture.

If (i) The Depository Trust Company (“DTC”), as depositary for the Notes, notifies the Issuer that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation or (ii) subject to the procedures of DTC, the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for individual Notes and delivers a written notice to such effect to the Trustee, then, upon surrender by DTC of the Global Note, Notes in certificated form will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Principal of, premium, if any, and interest on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency maintained by the Issuer for such purpose (which initially will be the corporate trust office of the Trustee). Payment of principal of, premium, if any, and interest on Notes in global form will be made in immediately available funds to DTC’s nominee as the registered holder of such Global Notes. If this Note is no longer represented by a Global Note, payment of interest on the Notes in certificated form may, at the Issuer’s option, be made by check mailed directly to holders at their registered addresses.

So long as the Notes are represented by one or more Global Notes, transfers of beneficial interests in such global Notes will be effected under DTC’s procedures and will be settled in same-day funds. If the Notes are no longer represented by global Notes, a holder may transfer or exchange Notes in certificated form at the same location given in the preceding paragraph. The Issuer is not required to transfer or exchange any Note selected for redemption or for a period of 15 days before a selection of Notes to be redeemed.

The Issuer will not be required to (a) register the transfer of or exchange Notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or (b) register the transfer of or exchange any registered Note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered Note being redeemed in part.

No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of Notes.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Senior Indenture prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

The Issuer or any agent of the Issuer, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuer hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a) the term “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

(c) all other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants in the entireties
JT TEN — as joint tenants with right of ownership and not as tenants in common

UNIF GIFT MIN ACT — Custodian
(Minor) (Cust)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be $1,000 or any integral multiple thereof ) which the holder elects to have repaid:                     ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

Date:

NOTICE:	The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

SURVIVOR’S OPTION RIDER

If the Survivor’s Option is applicable to this Note, the Authorized Representative (defined below) of a deceased beneficial owner of the Note shall have the option to elect repayment or repurchase of such Note within one year of the death of the beneficial owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, the Survivor’s Option may not be exercised unless the Note was acquired by the beneficial owner or the estate of the beneficial owner at least six months prior to such election.

If the Survivor’s Option is applicable to this Note, upon the valid exercise of the Survivor’s Option, the Issuer shall repay, the Note (or portion thereof), properly tendered for repayment by or on behalf of the person (the “Authorized Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal Authorized Representative or executor of the deceased beneficial owner or the surviving joint owner of the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in such Note plus accrued interest to the date of such repayment or repurchase, subject to the following limitations:

(a) The Issuer may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted from all deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the outstanding principal amount of all Notes as of the end of the most recent calendar year, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, and may limit to $250,000 in any calendar year, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in such calendar year for any individual deceased beneficial owner (the “Individual Put Limitation”).

(b) The Issuer shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

(c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order that tenders of all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor’s Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the Authorized Representative, that states the reason such Note (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Authorized Representative (i) a written request, substantially in the form attached hereto as Exhibit A or such other form acceptable to the Trustee, for repayment or repurchase within one year of the date of the death of the deceased beneficial owner signed by the Authorized Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid or repurchased, (iii) appropriate evidence satisfactory to the Trustee and the Issuer that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment or repurchase, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Authorized Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the interest in such Note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the Trustee and the Issuer from such nominee attesting to the deceased’s beneficial ownership in such Note, (vi) tax waivers and such other instruments or documents that the Trustee and the Issuer reasonably require in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment, and (vii) any additional information the Trustee or the Issuer requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of such Note. Subject to the Issuer’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Issuer, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase. However, the death of a person holding a beneficial interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner of such Note for purposes of this provision, regardless of the registered holder of the Note, if such beneficial interest can be established to the satisfaction of the Trustee and the Issuer. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

For Notes represented by a Global Note, the Depositary or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment or repurchase pursuant to exercise of the Survivor’s Option with respect to such Note, the Authorized Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in clauses (i), (iii), (iv), (vi) and (vii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Authorized Representative’s desire to obtain repayment or repurchase pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Authorized Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee and the Issuer from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Authorized Representative.

EXHIBIT A

EARLY WITHDRAWAL ELECTION FORM

Discover Financial Services InterNotes® Program

    Defined Terms

“Beneficial Owner(s)” means the person or entity listed on line (1) of this Form.

“Holder” means the street name holder of the Deposits (e.g., broker or custodian, as applicable).

“Deposits” means the Discover Financial Services InterNotes® Program Deposits to be repaid.

“Early Repayment Agent” means U.S. Bank National Association.

“Form” means this Discover Financial Services InterNotes® Program Election Form.

“Representative” means, in connection with an early withdrawal, the executor, other survivor representative, guardian or power of attorney of the deceased or adjudicated incompetent Beneficial Owner(s).

To exercise the EARLY WITHDRAWAL OPTION due to death or adjudication of incompetence of the Beneficial Owner(s), please complete the following in accordance with the Instructions below:

(1)(a)
Name of Beneficial Owner(s) of the Deposits Deceased or Adjudicated Incompetent

(1)(b)
Social Security Number of Beneficial Owner(s) of the Deposits Deceased or Adjudicated Incompetent

(2)
Name of Representative

(3)
CUSIP Number of the Deposits

(4)
For Deposits not held through a brokerage account, Deposit Account Number at .Discover Financial Services

(5)
Principal Amount of Deposits to be Withdrawn
(MUST BE 100% OF DEPOSITS HELD)

(6)
Date of Death or Adjudication of Incompetence

(7)
Signature of Representative Requesting Early Withdrawal and Date Signed

(8) Information on Representative Name: Phone Number: Fax Number: E-Mail Address: Mailing Address (no P.O.Boxes):	(9) Wire instructions for payment Bank Name: ABA Number: Account Name: Account Number: Reference (optional):

(10)	Information on Holder Name:
DTC Participant Name:
DTC Participant Number:
DTC Contact Name:
DTC Contact Phone Number:
DTC Fax Number:
DTC E-Mail Address:
Mailing Address (no P.O.Boxes):

(Apply Medallion Signature Guarantee Stamp Here)

The amount payable by Discover Financial Services on any Deposit upon Early Withdrawal will be equal to 100% of the principal amount of the withdrawn Deposit only.

INSTRUCTIONS FOR COMPLETING

Discover Financial Services InterNotes® Program

EARLY WITHDRAWAL ELECTION FORM

EARLY WITHDRAWAL OPTION due to death or adjudication of incompetence of the Beneficial Owner(s):

1.	Indicate the name of the Beneficial Owner(s) on line (1).

2.	Indicate name of the Representative on line (2).

3.	Indicate the CUSIP number of the Deposits on line (3).

4.	For Deposits not held through a brokerage account, indicate the Deposit account number at Discover Financial Services on line (4).

5.	Indicate the total principal amount of Deposits held by the Beneficial Owner(s) on line (5). All of the Deposits held by a Beneficial Owner(s) must be withdrawn if any are to be withdrawn.

6.	Indicate the date of death or adjudication of incompetence of the Beneficial Owner(s) on line (6).

7.	Representative to sign and date the Form on line (7). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

8.	Indicate the name, phone and fax number, e-mail and mailing address of the Representative on line (8).

9.	Indicate the wire instruction for payment on line (9).

10.	For Deposits held through a brokerage account, indicate the name, DTC Participant number, phone and fax number, e-mail and mailing address of the Holder on line (10).

Collect and retain for a period of at least three years, records to the satisfaction of the Early Repayment Agent evidencing (1) the authority of the Representative, (2) death or adjudication of incompetence of the Beneficial Owner(s), (3) that the Beneficial Owner(s) beneficially owned the Deposits being submitted for early withdrawal (a) at the time of his or her death or adjudication of incompetence and (b) for at least six months immediately prior to such time (or, in the case of Deposits with an initial issuance date less than six months prior to such time, since the initial issuance of the Deposit), and (4) any necessary tax waivers. The documentation requirements may vary depending on the particular circumstances. Please contact the Early Repayment Agent for more information.

In general, for purposes of determining whether Discover Financial Services will deem Deposits beneficially owned by an individual at the time of death or adjudication of incompetence and for the required period prior to such time, the following rules shall apply:

Joint Tenants. Deposits beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. Only the death or adjudication of incompetence of all tenants by the entirety or all joint tenants will be deemed the death or adjudication of incompetence of the Beneficial Owner, and the Deposits beneficially owned will become eligible for Early Withdrawal only upon the death or adjudication of incompetence of all such tenants.

Tenants in common. The death or adjudication of incompetence of a person beneficially owning a Deposit by tenancy in common will be deemed the death or adjudication of incompetence of a holder of a Deposit only with respect to the deceased/incompetent holder’s interest in the Deposit so held by tenancy in common.

Trusts. The death or adjudication of incompetence of a sole beneficiary of a trust will be deemed the death or adjudication of incompetence of the Beneficial Owner of the Deposits beneficially owned by the trust. Only the death or adjudication of incompetence of all tenants by the entirety or all joint tenants in a tenancy which is the beneficiary of a trust will be deemed the death or adjudication of incompetence of the beneficiary of the trust. The death or adjudication of incompetence of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death or adjudication of incompetence of the beneficiary of the trust only with respect to the deceased/incompetent holder’s beneficial interest in the Deposit.

Other Beneficial Interests. The death or adjudication of incompetence of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Deposit will be deemed the death or adjudication of incompetence of the Beneficial Owner of that Deposit, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of Discover Financial Services’ Early Repayment Agent. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Deposit, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Deposit.

For all Deposits held through a brokerage account, the Holder (e.g., broker or custodian, as applicable) is to submit the completed original copy of this Form and all supporting documentation via mail or otherwise to Discover Financial Services’ Early Repayment Agent at:

U.S. Bank National Association

Attn: Survivor Options

111 Fillmore Avenue

St. Paul, MN 55107-1402

FACSIMILE TRANSMISSIONS OF THIS FORM

WILL NOT BE ACCEPTED.

If you do not receive confirmation of Discover Financial Services’Early Repayment Agent receipt of this Form within 10 business days of the date you sent the Form, contact Discover’s Early Repayment Agent.

For assistance with completing this Form or any questions relating thereto, please contact the Early Repayment Agent by email at cts.survivor.options@usbank.com or call 800-934-6802.